UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2021

ITC HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)
Commission File Number: 001-32576

Michigan	32-0058047
(State of Incorporation)	(IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)

(248) 946-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 2, 2021, Thomas G. Stephens, a member of the Board of Directors (the “Board”) of ITC Holdings Corp. (the “Company”) was not recommended for reelection to the Board because he has reached the age limit to serve on the Board pursuant to the Company’s corporate governance guidelines. Accordingly, Mr. Stephens was not nominated by the Board for reelection by the shareholder.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
On February 2, 2021, the shareholder of the Company adopted the Eighth Amended and Restated Bylaws, amending the Company’s bylaws as currently in effect. The changes are effective immediately.
The primary modification in the Eighth Amended and Restated Bylaws is the decrease in size of the Board of the Company. Specifically, Section 5.02 was modified to decrease the maximum size of the Board from 12 to 11 members (as before, subject to determination from time to time by the shareholder).
The above description of the modifications to the Eighth Amended and Restated Bylaws does not purport to be a complete statement of such modifications. Such description is qualified in its entirety by reference to the Eighth Amended and Restated Bylaws, which will be filed as an exhibit to the Company’s next Annual Report on Form 10-K.
Item 5.07. Submission of Matter to a Vote of Security Holders.
On February 2, 2021, the shareholder of the Company elected the following directors to the Company’s Board: Linda H. Apsey, Sandra E. Pierce, Robert A. Elliott, Albert Ernst, Debora Frodl, Alexander I. Greenbaum, James P. Laurito, Ronnie D. Hawkins, Jr., David G. Hutchens, Kevin Prust, and A. Douglas Rothwell.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
February 4, 2021

ITC HOLDINGS CORP.
By:	/s/ Christine Mason Soneral
Christine Mason Soneral
Its:	Senior Vice President, General Counsel and Secretary